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                          [Arthur Andersen Letterhead]


                                                                    Exhibit 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use in this registration statement of our reports dated January 26, 1998, and January 22, 1997, included herein and to all references to our Firm included in this registration statement.

                                            /s/ ARTHUR ANDERSEN LLP


Omaha, Nebraska,
December 29, 1998